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January 18, 2007

<u>BY EMAIL AND FIRST CLASS U.S. MAIL</u>

Volius, Inc.
102 Central Park Square
Los Alamos, N. M. 87544

Attn: Stanislav Chernikov

Re: Termination of Letter of Intent Between Volius, Inc. ("Volius") and Organetix, Inc. ("Organetix") dated September 26, 2006 ("Letter of Intent")

Ladies and Gentlemen:

In our capacity as counsel to Organetix, we have been instructed to advise you that Organetix has concluded that a transaction with Volius as contemplated by the Letter of Intent is no longer viable as a result of, among other things, Volius' demands that (i) the amount of initial funding be reduced; (ii) Volius' valuation be materially increased; and (iii) the time frame of the transaction be significantly extended.

The aforementioned material changes to the terms of the Letter of Intent do not fit within the client's investment parameters and thus, it has decided to focus its efforts elsewhere. Therefore, the Letter of Intent is deemed terminated except for any provision which may survive the termination of the Letter of Intent as provided therein. We wish you much luck with your future endeavors in the coming year.

Very truly yours,

William S. Rosenstadt